Exhibit 3.2

                          PULASKI FURNITURE CORPORATION

                                     BYLAWS

                          (As Adopted December 8, 1999)

                                    ARTICLE I

                             Meeting of Shareholders

         Section 1. Places of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in Pulaski, Virginia, or at such other place or places within or without the State of Virginia, as may, from time to time, be fixed by the Board of Directors.

         Section 2. Annual Meetings. Subject to the Board's ability to postpone a meeting under Virginia law, the annual meeting and all other meetings of shareholders shall be held on such date and at such time and place as may be fixed by the Board and stated in the notice of the meeting. The annual meeting shall be held for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than sixty (60) days before the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of the Corporation's stock that are beneficially owned by the shareholder proposing such business, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section, the Chairman of the meeting shall declare to the shareholders present at the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, the Chairman of the Board, or the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         Section 4. Notice of Meetings. Notice of the time and place of every meeting of the shareholders shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting, who shall have furnished a written address to the Secretary of the Corporation. In any event, such notice shall be given as may be required by law.

         Section 5. Quorum. Any number of shareholders together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

         Section 6. Voting. Unless otherwise provided in the Articles of Incorporation or the Virginia Stock Corporation Act, each shareholder shall have one vote at any meeting of the shareholders, on each matter submitted to a vote at any meeting of the shareholders, in person or by proxy, for each share of capital stock standing in his, hers or its name on the books of the Corporation on the record date for such meeting.

         Unless a greater vote is required pursuant to the Articles of Incorporation or the Virginia Stock Corporation Act, if a quorum exists, action on a matter (other than the election of directors) by shareholders is approved if the votes cast favoring the action exceed the votes cast opposing the action. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

                                   ARTICLE II

                                    Directors

         Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the powers of the Corporation shall be vested in said Board.

         Section 2. Number Election and Removal of Directors. The Board of Directors shall consist of five (5) members. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. Directors of each class shall be elected by the shareholders to serve for the terms specified in the Articles of Incorporation and, unless sooner removed in accordance with the Articles of Incorporation and applicable law, shall serve until their respective successors are duly elected and qualified.

         Subject to the rights of the holders of any class or series of preferred stock then outstanding, any director may be removed from office only by a vote of at least 80 percent of the outstanding shares of Common Stock. vacancies in the Board of Directors may be filled by a majority vote of the remaining directors (even if less than a quorum), provided the shareholders have not elected additional directors to fill such vacancies. Any director chosen to fill a vacancy by the remaining directors shall hold office until the next meeting of the shareholders at which directors are elected. At such meeting of the shareholders, the shareholders shall elect a director to fill the vacancy, and the newly-elected director shall hold office for a term expiring at the annual meeting of the shareholders at which the term of the class to which he has been elected expires.

         Except as hereinafter provided, no person shall be elected or re-elected to the Board of Directors if at the time of any proposed election or re-election that person shall have attained the age of 70 years, provided, however, that the foregoing provision shall not apply to persons who were members of the Board on June 1, 1972.

         Section 3. Quorum. A majority of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 4. Place and Notice of Directors' Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Virginia. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined by resolution of the Board of Directors and the annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place, without the requirement of any notice other than this provision of the Bylaws. Special meetings of the Board of Directors shall be held upon notice given by telegram, written telecommunication (e.g. telecopy) or telephone (at least one day before such meeting) or by letter (sent by U~S. Mail or private courier at least five days before such meeting) to all of the directors stating the time and place of such meetings. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting.

         In addition, members of the Board of Directors or any committee designated thereby pursuant to Article III hereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person for such meeting.

         Section 5. Compensation. By resolution of the Board, directors may be allowed a fee and expenses for attendance at meetings. Nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.

                                   ARTICLE III

                                   Committees

         Section 1. Executive Committee. The Board of Directors, whenever it sees fit, by a majority vote of the whole Board, may designate an Executive Committee which shall consist of at least three directors, and shall include the President if the President is a Director when the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to (a) approve or recommend to shareholders action that the Virginia State Corporation Act required to be approved by shareholders; (b) fill vacancies on the Board or on any of its committees; (c) amend the Articles of incorporation pursuant to 5 13.1-706 of the Virginia Code; (d) adopt, amend, or repeal the Bylaws; (e) approve a plan of merger not requiring shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors or until removed or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors.

         Section 2. Actions without Meeting. Any action that may be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the members of the committee. Such consent shall have the same force and effect as a unanimous vote.

         Section 3. Meetings of the Executive Committee. Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call of the Chairman. Due notice shall be given by letter, telegraph, written telecommunication or telephone of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and that meetings may be held at any time without notice if all the members of the Committee are present or if those not present waive notice either before or after the meeting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The act of a majority of the members of the Executive Committee at a meeting at which a quorum is present shall constitute the act of the Executive Committee.

         Section 4. Other Committees. Other committees, consisting of two or more directors, may be designated by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present. The members, terms and authority of such committee shall be set forth in the resolutions establishing the same. Regular and special meetings of any committee established under this Section may be called and held subject to the same requirements with respect to time, place and notice as are specified in section 3 of this Article for meetings of the Executive Committee.

         Section 5. Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The act of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

         Section 6. Term of Office. Members of any Committee shall be designated as above provided and shall hold office until their successors are designated by the Board of Directors or until such Committee is dissolved by the Board of Directors.

         Section 7. Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his or her intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by a majority of the Board of Directors.

         Section 8. Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by the vote of a majority of the Board of Directors.

                                   ARTICLE IV

                                    Officers

         Section 1. Election. The officers of the Corporation shall consist of such of the following as are elected by the Board of Directors: a Chairman of the Board, a President, an Executive Vice-President, a Secretary, a Treasurer, and such other officers as may be elected as provided in Section 3 of this Article. All officers shall be elected at the regular annual meeting of the Board of Directors held as soon as practicable after the shareholders' annual meeting, and shall hold office until the next regular annual meeting of the Board of Directors or until their successors are elected and quality. The Chairman of the Board shall be chosen from among the directors. Any two offices may be combined in the same person.

         Section 2. Removal of Officers. Any officer of the Corporation may be removed with or without cause, at any time, by the Board of Directors. Vacancies may be filled at any meeting of the Board of Directors.

         Section 3. Other Officers. Other officers, including one or more Senior Vice Presidents, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, may from time to time be elected by the Board of Directors, and shall hold office for such term as may be designated by the Board of Directors. The President may appoint one or more officers or assistant officers.

         Section 4. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require an officer to give such bond for the faithful performance of his duties as the Board of Directors may see fit.

         Section 5. Duties of the Chairman of the Board. The Chairman of the Board, if any shall have been elected, shall preside at all meetings of the Board of Directors and shall perform all duties which customarily pertain to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 6. Duties of the President. The President shall be the chief executive officer of the Corporation to whom all other officers of the Corporation, except the Chairman of the Board, 'shall report. The President shall have direct supervision over the business of the Corporation, and shall perform all duties which customarily pertain to the office of the chief executive of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors and, in the absence of the Chairman of the Board, shall perform the functions of the Chairman.

         Section 7. Duties of the Vice-President. One of the Vice-Presidents shall be designated by the Board of Directors as Executive Vice-President, who, in the absence of the President, shall perform the duties of the President. The Vice-Presidents, including the Executive Vice-President, shall have such powers and duties as may from time to time be conferred and imposed upon them by the Board of Directors, the President or the Executive Vice-President when acting in the place of the President.

         Section 8. Duties of the Secretary. The Secretary shall give notices of meetings of shareholders, of the Board of Directors, of the Executive Committee, if there be one, and of any other committee as required by law and these Bylaws, shall record the proceedings at such meetings (except that any such committee may designate another person as acting secretary to record the committee's proceedings), shall keep or supervise the keeping of records of the ownership of shares of capital stock, have custody of the corporate seal and all deeds, leases and contracts to which the Corporation is a party, and, on behalf of the Corporation, shall make such reports as from time to time are required by law except tax returns.

         Section 9. Duties of the Treasurer. The Treasurer shall be the chief financial officer and shall be responsible for the custody of all securities held by the Corporation and of all funds which may come into the Treasurer's hands. The Treasurer shall keep, or supervise the keeping of, appropriate records and accounts of all moneys of the Corporation received or disbursed and shall deposit all moneys and securities in the name of and to the credit of the Corporation in such banks and depositories as the directors shall from time to time designate. The Treasurer shall also file or supervise the filing of all tax returns required by law.

         Section 10. Other Duties of Officers. In addition to the duties prescribed herein and by law, any officer shall have such other duties as from time to time shall be prescribed by the Board of Directors, the President, or the Executive Vice President when acting in the place of the President.

         Section 11. Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

                                    ARTICLE V

                                  Capital Stock

         Section 1. Certificates. Certificates of Capital Stock shall be in such form as prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.

         One or more transfer agents for the capital stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing such stock. when certificates are countersigned by a Transfer Agent, the signatures of the officers of the Corporation affixed to such certificates may be facsimiles.

         In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

         Section 2. Lost. Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with surety as the Board of Directors may require.

         Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

         Section 4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. when a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                   ARTICLE VI

                            Miscellaneous Provisions

         Section 1. Seal. The seal of the Corporation shall consist of a circular design, of which there may be any number of counterparts, with the words: "Pulaski Furniture Corporation" around the margin thereof, and the words "Seal" arid "Pulaski, Virginia" in the center thereof, as shown in the impression on the margin hereof, and the same is hereby adopted.

         Section 2. Fiscal Year. The fiscal year shall be on a 52-53 week basis and end on a Sunday near the end of October.

         Section 3. Checks. Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. when the Board of Directors so authorizes, the signature of any such person may be a facsimile.

         Section 4. Amendment of Bylaws. These Bylaws may be amended or altered by the Board of Directors. The Common Shareholders, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

         Section 5. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, to cast the votes which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or the President may himself attend any meeting of the holders of stock or other securities of any such other corporation and there vote or exercise any or all other powers of this Corporation as the holders of such stock or other securities of such other corporation.

         Section 6. Restriction on Transfer. To the extent that any provision of the Rights Agreement between the Corporation and Sovran Bank, N.A., as Rights Agent, dated December 3, 1987, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by these Bylaws.

                                   ARTICLE VII

                       Limit on Liability: Indemnification

         Section 1.  Definitions.  In this Article:

         "Applicant" means the person seeking indemnification pursuant to this Article; "Expenses" includes counsel fees; "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

         "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding; and

         "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         Section 2. Limitation on Liability. To the fullest extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereinafter be amended, permits the limitation or elimination of the liability of directors and officers, no Director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article. Section 3. Indemnification. The
Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by or in the right of the
Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, or (b) any Director or officer of the Corporation who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceeding arising from any act or omission, whether occurring before or after the execution of such contract.

         Section 4. Application: Amendment. The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses1 including attorneys' fees, incurred by any Director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

         Section 5. Termination of Proceeding. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant engaged in willful-misconduct or a knowing violation of the criminal law.

         Section 6.  Determination of Availability.  Any  indemnification  under
Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because the applicant did not engage in willful misconduct or a knowing violation of the criminal law.

         The determination shall be made:

         (a) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

         (b) If a quorum cannot be obtained under subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

         (c) By special legal counsel:

                  (i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or

                  (ii) if a quorum of the Board of Directors cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or

         (d) By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

         Any evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(c) of this section to select counsel.

         Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

         Section 7. Advances. (a) The Corporation may pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 6 if:

                    (i) the applicant furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 3; and

                    (ii) the applicant furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

         (b) The undertaking required by paragraph (ii) of subsection (a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

         (c) Authorizations of payments under this section shall be made in the manner specified in Section 6.

         Section 8. Indemnification of Others. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in
Section 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8.

         Section 9. Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         Section 10. Further Indemnity. Every reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and. provided hereafter pursuant to the power hereby conferred on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

         Section 11. Further Board Action. Any other provision of this Article notwithstanding, the Board of Directors shall be empowered to amend this Article from time to time, to the extent permitted by then applicable law, to limit, eliminate or extend the rights provided hereunder, provided that no such amendment shall limit or reduce the rights provided under this Article with respect to any act or omission occurring prior to such amendment.

         Section 12. Severability. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                  ARTICLE VIII

                                Emergency Bylaws

         The Emergency Bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur. During any such emergency:

         (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by a director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 4 of Article II above, but notice may be given only to such ot the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

         (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of directors fixed at the time by Article II of the Bylaws. If the directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed directors for such particular meeting as determined by the following provisions and in the following order of priority:

                    (i) Vice-Presidents not already serving as directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

                    (ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

                    (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

         (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

         (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

         No officer, director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

         These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.